CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-265953 on Form S-8 of our report dated July 26, 2023, relating to the financial statements of MSP Recovery, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Miami, Florida

July 26, 2023